Exhibit 3(c)

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC

TXU Electric Delivery Transition Bond Company LLC, a limited liability company organized and existing under and by virtue of the Delaware Limited Liability Act (the “Company”) does hereby certify:

1. The present name of the Company is TXU Electric Delivery Transition Bond Company LLC.

2. The original Amended and Restated Certificate of Formation was filed with the Secretary of State of the State of Delaware on August 11, 2003.

3. This Certificate of Amendment amends and restates Section 1. of the Amended and Restated Certificate of Formation so that, as amended, said section shall read in its entirety as follows:

“1. Name. The name of the limited liability company formed and continued hereby is Oncor Electric Delivery Transition Bond Company LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 20th day of April, 2007.

TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC

By:	/s/ Jared S. Richardson
Jared S. Richardson
Assistant Secretary